EX-99.(D)(11)

EXHIBIT (d)(11)

AMENDMENT TO THE EXPENSE REIMBURSEMENT AGREEMENT
FOR THE TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

          AMENDMENT, dated March 31, 2006 to the Expense Reimbursement Agreement dated February 1, 2006 (the “Agreement”), by and between TIAA-CREF Institutional Mutual Funds (the “Trust”) and Teachers Advisors, Inc. (“Advisors”).

          WHEREAS, the Trust has established six additional series and various additional classes to pre-existing series (collectively, the “Funds”) that are each subject to the Investment Management Agreement dated February 1, 2006, between the Trust and Advisors whereby Advisors provides investment management services to the Funds for a fee; and

          WHEREAS, with respect to Retirement, Retail, and Institutional Class shares, the parties hereto wish to lessen the impact of the ordinary operating expenses of the Funds other than the investment management fees paid by the Funds pursuant to the Investment Management Agreement (collectively, the “Other Expenses”) and with respect to Retail Class shares, the parties hereto wish to lessen the impact of fees to be paid pursuant to a Rule 12b-1 plan of distribution for the Funds;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

1.	The Agreement shall be amended by replacing the existing Exhibit B with the following table:

	Institutional Class	Retirement Class
Growth & Income Fund	0.05%	0.30%
International Equity Fund	0.10%	0.30%
Large-Cap Value Fund	0.05%	0.30%
Mid-Cap Growth Fund	0.07%	0.30%
Mid-Cap Value Fund	0.07%	0.30%
Small-Cap Equity Fund	0.07%	0.30%
Large-Cap Growth Index Fund	0.04%	0.30%
Large-Cap Value Index Fund	0.04%	0.30%
Equity Index Fund	0.04%	0.30%
S&P 500 Index Fund	0.04%	0.30%
Mid-Cap Growth Index Fund	0.04%	0.30%
Mid-Cap Value Index Fund	0.04%	0.30%

Mid-Cap Blend Index Fund	0.04%	0.30%
Small-Cap Growth Index Fund	0.04%	0.30%
Small-Cap Value Index Fund	0.04%	0.30%
Small-Cap Blend Index Fund	0.04%	0.30%
International Equity Index Fund	0.11%	0.37%
Social Choice Equity Fund	0.05%	0.30%
Real Estate Securities Fund	0.05%	0.30%
Bond Fund	0.05%	0.30%
Inflation-Linked Bond Fund	0.05%	0.25%
Money Market Fund	0.05%	0.25%
Large-Cap Growth Fund	0.05%	0.30%
Managed Allocation Fund II	0.00%	0.25%
High-Yield Fund II	0.05%	0.25%
Short-Term Bond Fund II	0.05%	0.25%
Bond Plus Fund II	0.05%	0.25%
Tax-Exempt Bond Fund II	0.05%	N/A

2.	The Agreement shall be amended by replacing the existing Exhibit C with the following table:

Retail Class
Large-Cap Value Fund	0.80%
Mid-Cap Growth Fund	0.85%
Mid-Cap Value Fund	0.85%
Small-Cap Equity Fund	0.85%
Real Estate Securities Fund	0.90%
Inflation-Linked Bond Fund	0.50%
International Equity Fund	0.80%
Growth & Income Fund	0.43%
Social Choice Equity Fund	0.40%
Equity Index Fund	0.24%
Bond Fund	0.60%
Money Market Fund	0.30%
Large-Cap Growth Fund	0.43%
Managed Allocation Fund II	0.00%
High-Yield Fund II	0.55%

Short-Term Bond Fund II	0.45%
Bond Plus Fund II	0.50%
Tax-Exempt Bond Fund II	0.50%

          IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF INSTITUTIONAL
MUTUAL FUNDS

______________________________
By:
Title:

TEACHERS ADVISORS, INC.

______________________________
By:
Title: